UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2011
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Certain of the Registrant’s officers and directors, Dennis Higgs, Executive Chairman of the Board, Glenn Catchpole, President and Chief Executive Officer and a Director; George Hartman, Executive Vice President and Chief Operating Officer and a Director; and independent directors Richard Holmes and Peter Bell, have each adopted an automatic securities disposition plan (“ASDP”), in accordance with the Securities and Exchange Commission’s Rule 10b5-1 (“Rule 10b5-1”), applicable Canadian provincial securities legislation, including the guidance under Ontario Securities Commission’s Staff Notice 55-701 (the “Canadian Legislation”), and the Company’s Insider Trading Policy.

Rule 10b5-1 and the Canadian Legislation permit officers and directors of public companies to adopt written ASDPs (generally referred to in the United States as Rule 10B5-1 Plans), when such individuals are not in possession of material non-public information, to sell shares of Company stock (including upon exercise of stock options) in accordance with the ASDP on an automatic basis whether or not they subsequently become possessed of material non-public information. Once an ASDP is established, the officer or director is not permitted to exercise any further discretion or influence over how dispositions will occur under the ASDP.

Sales of stock under the ASDP will be publicly disclosed through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: January 31, 2011	By:	/s/ “Sandra MacKay”

Sandra MacKay
Corporate Secretary